UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2013

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On August 1, 2013, Boyd Gaming Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (the “Representatives”) and the other underwriters party thereto (together with the Representatives, the “Underwriters”), pursuant to which the Company sold 18,975,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to the Underwriters (the “Offering”), which includes the full exercise of the Underwriters' option to purchase additional shares of Common Stock. All of the Shares were sold by the Company on August 7, 2013.
The Company intends to use the net proceeds from the sale of the Common Stock to redeem a portion of its 7.125% Senior Subordinated Notes due 2016 (the “7.125% Notes”) and for general corporate purposes. In addition, the Company will draw under its credit facility to redeem the remaining portion of the 7.125% Notes, all of which is described below in Item 2.04 of this Form 8-K.
The Shares were issued pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission (the “SEC”), which became effective on July 3, 2012 (File No. 333-180908). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering occurred on August 7, 2013.
The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On August 7, 2013, the Company issued a notice of its election to redeem the Company's 7.125% Notes on September 6, 2013. The redemption will be effected pursuant to the provisions of the Indenture, dated as of January 25, 2006 (the “Base Indenture”), by and between the Company, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 30, 2006 (the “Supplemental Indenture”) between the Company and the Trustee, which governs the 7.125% Notes. The Base Indenture is incorporated herein by reference to Exhibit 4.9 of the Company's Current Report on Form 8-K filed with the SEC on January 26, 2006. The Supplemental Indenture is incorporated herein by reference to 4.10 of the Company's Current Report on Form 8-K filed with the SEC on January 31, 2006. The Trustee will act as paying agent with respect to the redemption of the 7.125% Notes.
The 7.125% Notes will be redeemed at a redemption price of 101.188% of their principal amount plus accrued and unpaid interest to the redemption date. As of August 7, 2013, there was approximately $240.8 million in aggregate principal amount of the 7.125% Notes outstanding. Unless the Company defaults in making the redemption payment, interest on the 7.125% Notes will cease to accrue on and after the redemption date.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 1, 2013.
5.1	Opinion of McDonald Carano Wilson LLP.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	BOYD GAMING CORPORATION
/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 1, 2013.
5.1	Opinion of McDonald Carano Wilson LLP.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

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